Exhibit 99.1
PRESS RELEASE
Dick’s Sporting Goods Reports Fourth Quarter and Full Year Results
•	EPS Increases 23% for Fourth Quarter

•	EPS Increases 50% for Full Year Over Pro-Forma Last Year

•	Comp Sales Increases 4.1% and 2.6% in Fourth Quarter and Full Year, Respectively
PITTSBURGH, Pa., March 7, 2006 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the fourth quarter and year ended January 28, 2006.
Fourth Quarter Results
Net income increased 25% to $54.0 million and earnings per share increased 23% to $1.00, as compared to prior year net income of $43.3 million and earnings per share of $0.81, excluding merger integration and store closing costs and gain on sale of investment. On a GAAP basis, net income increased 28% and earnings per share increased 27%, as compared to the prior year net income of $42.3 million and earnings per share of $0.79.
Net sales for the quarter increased 8%, to $849.5 million. Comparable store sales increased 4.1%. The former Galyan’s stores will be included in the comparable store base beginning in the second quarter of fiscal 2006.
No new stores were opened during the fourth quarter. During the year, the Company opened 26 stores, relocated four stores and closed five stores in connection with the Galyan’s acquisition. As of January 28, 2006, the Company operated 255 stores, with approximately 14.7 million square feet, in 34 states.
Full Year Results
Net income, excluding merger integration and store closing costs and gain on sale of investment, increased 52% to $94.5 million, and earnings per share increased 50% to $1.75, as compared to prior year proforma, combined company net income of $62.1 million, and earnings per share of $1.17, excluding merger integration and store closing costs and gain on sale of investment.
Net income, including merger integration and store closing costs and gain on sale of investment, increased 29% to $73.0 million, and earnings per share increased 26% to $1.35 as compared to prior year proforma, combined company net income of $56.5 million, and earnings per share of $1.07, including merger integration and store closing costs and gain on sale of investment. On a GAAP basis, net income increased 6% to $73.0 million, and earnings per share increased 4% to $1.35, as compared to the prior year net income of $68.9 million and earnings per share of $1.30. The current year included higher merger integration and store closing costs and lower gains on sale of investment than the prior year.
Net sales for the year ended January 28, 2006 increased 24% to $2,625 million as compared to prior year GAAP net sales of $2,109 million. Comparable store sales increased 2.6%.

“2005 completes the most active 18 month period in our history. I could not be more proud of the effort extended by thousands of associates in completing the conversion of 44 former Galyan’s stores while opening up 45 new stores in 18 months and, more importantly, executing within our existing store base. Meaningful comp store sales gains and earnings improvement signify that the Galyan’s conversion is completed. We are well positioned to enter 2006, executing a plan of strong organic growth,” said Edward W. Stack, Chairman and CEO.
2006 Outlook
The Company’s current outlook for 2006 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
Full Year 2006 — (53-Week Year) Comparisons to Fiscal 2005 — (52-Week Year)
•	Based on an estimated 55 million shares outstanding, the Company anticipates reporting earnings per share of approximately $1.77 — 1.81 (which includes $0.27 of stock option expense per share). This represents an approximate 20% increase over earnings per share for the full year 2005 of $1.50 (which includes $0.25 of stock option expense per share as if the Company expensed stock options, and excludes merger integration and store closing costs and gain on sale of investment).

•	The earnings per share outlook includes the effect of the Company’s adoption of SFAS 123R as of January 29, 2006. During 2006, the Company expects to incur approximately $25 million of stock option expense on a pre-tax basis, or $0.27 per share after tax.

•	Comparable store sales are expected to increase approximately 3% on a 52-week to 52-week comparative basis. The converted Galyan’s stores will be included in the comparable store base beginning in the second quarter of fiscal 2006.

•	The Company expects to open 40 new stores and relocate two stores in 2006.
First Quarter 2006
•	Based on an estimated 55 million shares outstanding, the Company anticipates reporting earnings per share of $0.15 — 0.17 (which includes $0.07 of stock option expense per share and $0.04 of store relocation expense per share) as compared to first quarter 2005 earnings per share of $0.16 (which includes $0.06 of stock option expense per share as if the Company expensed stock options, and excludes merger integration and store closing costs).

•	Comparable store sales are expected to increase approximately 3-5%.

•	The Company expects to open seven new stores and relocate two stores in the first quarter.
Conference Call Info
The Company will be hosting a conference call today at 10:00 am Eastern time to discuss the fourth quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, the webcast will be archived on the Company’s web site for approximately 30 days. In addition, a dial-in replay will be available shortly after the call. To listen, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 60557182. The dial-in replay will be available for 30 days following the live call.

Forward Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 29, 2005 as filed with the Securities and Exchange Commission on March 31, 2005, ones associated with combining businesses and/or with assimilating acquired companies, and the fact that lease liabilities associated with store closures due to the Galyan’s acquisition are difficult to predict with a level of certainty and may be greater than expected. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.
About Dick’s Sporting Goods, Inc.
Pittsburgh-based Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of January 28, 2006 the Company operated 255 stores in 34 states primarily throughout the Eastern half of the U.S.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).
Contact:
Michael F. Hines, EVP — Chief Financial Officer or
Dennis Magulick, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(Amounts in thousands, except per share data)

	13 Weeks Ended		Year Ended
	January 28,	January 29,	January 28,	January 29,
	2006	2005	2006	2005
Net sales	$849,506	$788,048	$2,624,987	$2,109,399
Cost of goods sold, including occupancy and distribution costs	591,708	561,695	1,887,347	1,522,873

GROSS PROFIT	257,798	226,353	737,640	586,526
Selling, general and administrative expenses	164,040	150,912	556,320	443,776
Merger integration and store closing costs	—	12,543	37,790	20,336
Pre-opening expenses	521	350	10,781	11,545

INCOME FROM OPERATIONS	93,237	62,548	132,749	110,869
Gain on sale of investment	—	(10,981)	(1,844)	(10,981)
Interest expense, net	3,187	2,953	12,959	8,009
Other income	—	—	—	(1,000)

INCOME BEFORE INCOME TAXES	90,050	70,576	121,634	114,841
Provision for income taxes	36,020	28,231	48,654	45,936

NET INCOME	$54,030	$42,345	$72,980	$68,905

EARNINGS PER COMMON SHARE:
Basic	$1.08	$0.87	$1.47	$1.44
Diluted	$1.00	$0.79	$1.35	$1.30

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	50,213	48,645	49,792	47,978
Diluted	54,163	53,489	53,979	52,921

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(Dollars in thousands)

	January 28,	January 29,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$36,564	$18,886
Accounts receivable, net	29,365	30,611
Income taxes receivable	—	7,202
Inventories, net	535,698	457,618
Prepaid expenses and other current assets	11,961	8,772
Deferred income taxes	429	7,966

Total current assets	614,017	531,055

Property and equipment, net	370,277	349,098
Construction in progress — leased facilities	7,338	15,233
Goodwill	156,628	157,245
Other assets	39,529	32,417

TOTAL ASSETS	$1,187,789	$1,085,048

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$253,395	$211,685
Accrued expenses	136,520	141,465
Deferred revenue and other liabilities	62,792	48,882
Income taxes payable	18,381	—
Current portion of other long-term debt and capital leases	181	635

Total current liabilities	471,269	402,667

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	172,500
Revolving credit borrowings	—	76,094
Other long-term debt and capital leases	8,520	8,775
Non-cash obligations for construction in progress — leased facilities	7,338	15,233
Deferred revenue and other liabilities	113,369	96,112

Total long-term liabilities	301,727	368,714

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	365	348
Class B common stock	137	140
Additional paid-in capital	209,526	181,321
Retained earnings	202,842	129,862
Accumulated other comprehensive income	1,923	1,996

Total stockholders’ equity	414,793	313,667

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,187,789	$1,085,048

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	Year Ended
	January 28,	January 29,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$72,980	$68,905
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,861	37,621
Deferred income taxes	1,559	18,124
Tax benefit from exercise of stock options	14,678	15,868
Gain on sale of investment	(1,844)	(10,981)
Other non-cash items	2,452	2,171
Changes in assets and liabilities:
Accounts receivable	16,002	(3,470)
Inventories	(77,872)	(44,813)
Prepaid expenses and other assets	(2,589)	(2,177)
Accounts payable	35,119	(4,260)
Accrued expenses	(193)	(4,707)
Income taxes payable	19,144	—
Deferred construction allowances	11,032	29,072
Deferred revenue and other liabilities	29,201	6,488

Net cash provided by operating activities	169,530	107,841

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(112,002)	(104,944)
Proceeds from sale-leaseback transactions	18,837	35,687
Payment for the purchase of Galyan’s, net of $17,931 cash acquired	—	(351,554)
Purchase of held-to-maturity securities	—	(57,942)
Proceeds from sale of held-to-maturity securities	—	57,942
Proceeds from sale of investment	1,922	12,001
Increase in recoverable costs from developed properties	(2,475)	(5,962)

Net cash used in investing activities	(93,718)	(414,772)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes	—	172,500
Revolving credit (payments) borrowings, net	(76,094)	76,094
Payments on other long-term debt and capital leases	(560)	(537)
Payment for purchase of bond hedge	—	(33,120)
Proceeds from issuance of warrant	—	12,420
Transaction costs for convertible notes	—	(6,239)
Proceeds from sale of common stock under employee stock purchase plan	3,676	3,233
Proceeds from exercise of stock options	7,413	5,017
Increase in bank overdraft	7,431	2,775

Net cash (used in) provided by financing activities	(58,134)	232,143

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	17,678	(74,788)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	18,886	93,674

CASH AND CASH EQUIVALENTS, END OF PERIOD	$36,564	$18,886

Supplemental non-cash investing and financing activities:
Construction in progress — leased facilities	$(7,895)	$4,306
Accrued property and equipment	$(4,969)	$13,855

DICK’S SPORTING GOODS, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(In thousands, except per share data)

				Proforma (1)
	Year Ended			Year Ended
	January 28, 2006			January 29, 2005
		Merger	Results excluding
		Integration and	Merger
		Store Closing	Integration and	Dick’s	Galyan’s
	GAAP	Costs and	Store Closing Costs	Sporting	Trading
	Results	Investment Gain	and Investment Gain	Goods, Inc.	Company, Inc.	Consolidated
Net sales	$2,624,987	$—	$2,624,987	$2,109,399	$339,244	$2,448,643
Cost of goods sold, including occupancy and distribution costs	1,887,347	—	1,887,347	1,522,873	260,357	1,783,230

GROSS PROFIT	737,640	—	737,640	586,526	78,887	665,413
% to sales			28.10%			27.17%
Selling, general and administrative expenses	556,320	—	556,320	443,776	91,602	535,378
Merger integration and store closing costs	37,790	(37,790)	—	20,336	—	20,336
Pre-opening expenses	10,781	—	10,781	11,545	2,277	13,822

INCOME (LOSS) FROM OPERATIONS	132,749	37,790	170,539	110,869	(14,992)	95,877
% to sales			6.50%			3.92%
Gain on sale of investment	(1,844)	1,844	—	(10,981)	—	(10,981)
Interest expense, net	12,959	—	12,959	8,009	5,764	13,773
Other income	—	—	—	(1,000)	—	(1,000)

INCOME (LOSS) BEFORE INCOME TAXES	121,634	35,946	157,580	114,841	(20,756)	94,085
Provision (benefit) for income taxes	48,654	14,378	63,032	45,936	(8,303)	37,633

NET INCOME	$72,980	$21,568	$94,548	$68,905	$(12,453)	$56,452

EARNINGS PER COMMON SHARE:
Basic	$1.47		$1.90	$1.44		$1.18
Diluted	$1.35		$1.75	$1.30		$1.07

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	49,792		49,792	47,978		47,978
Diluted	53,979		53,979	52,921		52,921

(1)	The unaudited proforma results present information as if Galyan’s had been acquired at the beginning of each period presented. The proforma amounts include certain reclassifications to Galyan’s amounts to conform them to the Company’s presentation, and an increase in pre-tax interest expense of $3.9 million, to reflect the increase in borrowings under the amended credit facility to finance the acquisition as if it had occurred at the beginning of each period presented. The proforma amounts did not reflect any benefits from economies achieved from combining the operations. The proforma information does not necessarily reflect the actual results that would have occurred had the companies been combined during the periods presented, nor is it necessarily indicative of the future results of operations of the combined companies.

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated.

	Fiscal 2005					Fiscal 2004
	Q1	Q2	Q3	Q4	Total	Dick’s	Galyan’s	Total
Beginning stores	234	236	239	255	234	163	43	206
New	7	3	16	—	26	28	6	34
Closed	(5)	—	—	—	(5)	(3)	(3)	(6)

Ending stores	236	239	255	255	255	188	46	234

Relocated stores	—	1	3	—	4	3	—	3

Square Footage:
(in millions)

	Dick’s	Galyan’s	Total
Q2 2003	7.3	3.3	10.6
Q3 2003	7.9	3.8	11.7
Q4 2003	7.9	3.8	11.7

Q1 2004	8.3	4.1	12.4
Q2 2004	8.5	4.2	12.7
Q3 2004	9.2	4.2	13.4
Q4 2004	9.4	4.1	13.5

Q1 2005			13.6
Q2 2005			13.8
Q3 2005			14.7
Q4 2005			14.7

Reconciliation of Non-GAAP Financial Measures
The Company has provided non-GAAP financial information in this earnings release. The adjusted financial information is considered non-GAAP and is not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management and investors can use to compare core, operating results between reporting periods. A reconciliation of these non-GAAP measures to the applicable GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).
The Company has provided reconciliations below for EBITDA, net income and earnings per share adjusted for merger integration and store closing costs, the acquisition of Galyan’s on July 29, 2004, the gain on sale of investment and stock option expense had the Company applied SFAS 123, “Accounting for Stock-Based Compensation” in fiscal 2005.
EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.
EBITDA
(in thousands)

	13 Weeks Ended		Year Ended
	January 28,	January 29,	January 28,	January 29,
	2006	2005 /1	2006 /1	2005 /1
Net income	$54,030	$42,345	$72,980	$68,905
Provision for income taxes	36,020	28,231	48,654	45,936
Interest expense, net	3,187	2,953	12,959	8,009
Depreciation and amortization	13,319	13,341	49,861	37,621
Depreciation and amortization (merger integration)	—	(1,313)	(869)	(4,027)
Total merger integration and store closing costs	—	12,543	37,790	20,336
Gain on sale of investment	—	(10,981)	(1,844)	(10,981)

EBITDA	$106,556	$87,119	$219,531	$165,799

/1	Presents EBITDA adjusted for merger integration and store closing costs and gain on sale of investment.
Fourth Quarter 2004 and Fiscal 2004 Reconciliations
Adjusted Net Income and Adjusted Earnings Per Share Reconciliation
(in thousands, except per share data):

					Proforma /2
	13 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	January 29, 2005		January 29, 2005		January 29, 2005
		Per		Per		Per
	Amounts	Share	Amounts	Share	Amounts	Share
Reported net income (GAAP)	$42,345	$0.79	$68,905	$1.30	$68,905	$1.30
Add: Merger integration and store closing costs, after tax	7,526	0.14	12,202	0.23	12,202	0.23
Less: Gain on sale of investment, after tax	(6,589)	(0.12)	(6,589)	(0.12)	(6,589)	(0.12)
Less: Galyan’s net loss	—	—	—	—	(12,453)	(0.24)

Adjusted net income and earnings per share	$43,282	$0.81	$74,518	$1.41	$62,065	$1.17

/2	Proforma includes the operations of Galyan’s as if it had been acquired at the beginning of the period.

First Quarter 2005 and Fiscal 2005 Reconciliations
Adjusted Net Income and Adjusted Earnings Per Share Reconciliation
(in thousands, except per share data):

	13 Weeks Ended		52 Weeks Ended
	April 30, 2005		January 28, 2006
		Per		Per
	Amounts	Share /1	Amounts	Share
Reported net (loss) income (GAAP)	$(7,331)	$(0.15)	$72,980	$1.35
Add: Stock option expense, after tax	(3,380)	(0.06)	(13,484)	(0.25)
Add: Merger integration and store closing costs, after tax	19,489	0.36	22,674	0.42
Less: Gain on sale of investment, after tax	—	—	(1,106)	(0.02)
Add: Impact of share differential due to net loss (use of basic vs. fully-diluted shares)	—	0.01	—	—

Adjusted net income and earnings per share	$8,778	$0.16	$81,064	$1.50

/1 Column does not add due to rounding